UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 27, 2006

PELICAN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14986	58-2298215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer ID Number)

3767 Ranchero Drive, Ann Arbor, Michigan  48108

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (734) 662-9733

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange   Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange   Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement

Amendment to Merger Agreement

On January 27, 2006, Pelican Financial, Inc. (the “Company” or “PFI”), the holding company for Pelican National Bank, entered into an amendment to the previously announced agreement and plan of merger dated November 30, 2005 with Stark Bank Group, Ltd., of Fort Dodge, Iowa.  The purpose of the amendment was to increase the dollar thresholds on certain restrictions placed on PFI’s business activities prior to the merger; above those thresholds, PFI is required to obtain Stark Bank Group’s consent prior to engaging in the action.

The foregoing does not constitute a complete summary of the terms of the amendment and reference is made to the complete text of the amendment, a copy of which is attached hereto as exhibit 2.1. and is incorporated herein by reference.

Consulting Agreement

On January 30, 2006, Pelican National Bank, entered in to a consulting agreement with Stark Consulting Group, Ltd. (the “Consultant”), a wholly-owned subsidiary of Stark Bank Group, Ltd., pursuant to which the Consultant will identify best practices / profit improvement opportunities and operating efficiencies for Pelican National Bank.  Based on the work outlined, the Consultant estimates that the project will take approximately four months to complete.  At the conclusion of the review, the Consultant will document its findings, recommendations, and benefits for each of the quantified improvement opportunities.  All decisions regarding accepting or rejecting the recommendations will be made solely by the management and/or the board of directors of Pelican National Bank.

Pelican National Bank will pay the Consultant fees as follows: 25% of the first year’s savings achieved as the result of an action plan agreed to by Pelican National Bank based on recommendations made by the Consultant, payable within five months after the end of such first year, 20% of the first years savings, payable one year thereafter and 10% of the first years savings, payable two years thereafter.   Expenses for project related travel, report production, etc., are included in the professional fees.

The foregoing does not constitute a complete summary of the terms of the consulting agreement and reference is made to the complete text of the agreement, a copy of which is attached hereto as exhibit 10.1. and is incorporated herein by reference.

Additional Information about the Merger and Where to Find It

It is anticipated that the merger will be submitted to PFI shareholders for approval.  PFI is preparing proxy materials describing the merger that will be mailed to PFI’s shareholders.  These proxy materials and other relevant materials, including the definitive merger agreement, may be obtained free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov. In addition, shareholders may obtain free copies of the documents that PFI files with the SEC on PFI’s website at www.PelicanFinancialInc.com or by written request directed to:

Howard Nathan

Pelican Financial Inc.

3767 Ranchero Drive

Ann Arbor, Michigan 48108.

SHAREHOLDERS OF PFI ARE URGED TO READ THESE MATERIALS AND TO READ THE DEFINITIVE PROXY MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED ITEMS. Shareholders are urged to read the proxy statement and other relevant materials before making any voting or investment decisions with respect to the proposed merger.

The executive officers and directors of PFI have interests in the proposed merger, some of which differ from, and are in addition to, those of PFI’s shareholders generally.  In addition, PFI and its executive officers and directors may be participating or may be deemed to be participating in the solicitation of proxies from the security holders of the PFI in connection with the proposed merger. Information about the executive officers and directors of PFI, their relationship with PFI and their beneficial ownership of PFI securities will be set forth in the proxy materials filed with the Securities and Exchange Commission. Shareholders may obtain additional information regarding the direct and indirect interests of PFI and its executive officers and directors in the proposed merger by reading the proxy materials relating to the merger when they become available.

Forward Looking Statements Safe Harbor

This Report contains comments or information that constitute forward-looking statements within the context of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties.  Actual results may differ materially from the results discussed in the forward-looking statements.  Factors that may cause such a difference include: risks that the merger will not be consummated on the terms disclosed or at all; risks resulting from the potential adverse effect on PFI’s business and operations of the covenants PFI made in the merger agreement; risks resulting from the decrease in the amount of time and attention that management can devote to PFI’s business while also devoting its attention to completing the proposed merger; risks associated with the increases in operating costs resulting from the additional expenses PFI has incurred and will continue to incur relating to the proposed merger; changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors included in PFI’s filings with the Securities and Exchange Commission, available free online via EDGAR at sec.gov. PFI assumes no responsibility to update forward-looking statements.

ITEM 9.01 Financial Statements and Exhibits

(c)  Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description

2.1	Amendment to Agreement and Plan of Reorganization dated as of January 27, 2006 among Stark Bank Group, Ltd., SBG II, Ltd. and Pelican Financial, Inc.

10.1	Consulting Agreement dated January 30, 2006 between Pelican National Bank and Stark Consulting Group, Ltd.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pelican Financial, Inc.

Dated:	February , 2006	/s/ Charles C. Huffman
Charles C. Huffman
President and Chief Executive Officer